EXHIBIT 10
                                                       CONFORMED
                                                           COPY









                             $1,000,000,000


                          AMENDED AND RESTATED


                             LOAN AGREEMENT


                                  dated


                           September 15, 1994


                                  among


                          LOCKHEED CORPORATION,

                         The BANKS Listed Herein

                                   and

               MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                as Agent

                             TABLE OF CONTENTS*

                                                            Page
                                 ARTICLE I

                                DEFINITIONS
SECTION 1.01. Definitions. . . . . . . . . . . .  . . . . . .  1
         1.02.     Accounting Terms and Determinations  . . .  9

                                ARTICLE II

                                 THE LOANS
SECTION 2.01. The Loans. . . . . . . . . . . . . . . .  . . .  9
         2.02.     Method of Borrowing . . . . . . . .  . . . 10
         2.03.  Conversion/Continuation of Loans . . .  . . . 11
         2.04.     Notes . . . . . . . . . . . . . . .  . . . 12
         2.05.     Payment of Principal. . . . . . . .  . . . 12
         2.06.     Interest. . . . . . . . . . . . . .  . . . 12
         2.07.     Optional Prepayments. . . . . . . .  . . . 14
         2.08.     General Provisions as to Payments .  . . . 14
         2.09.     Fees. . . . . . . . . . . . . . . .  . . . 15
         2.10.     Reduction or Termination of Commitments  . 15
         2.11.     Optional Increase in Commitments. . . .  . 16
         2.12.     Lending Offices . . . . . . . . . . . .  . 16
         2.13.     Funding Loss; Indemnity . . . . . . . .  . 16

                              ARTICLE III

                            CONDITIONS TO LOANS
SECTION 3.01. Conditions to Effectiveness. . . . . .. . . . . 17
         3.02.     Conditions to All Loans . . . . .. . . . . 18

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Corporate Existence and Power. . . . .. . . . . 18
         4.02.     No Contravention. . . . . . . . . .. . . . 19
         4.03.     Corporate Authorization; Binding Effect. . 19
         4.04.     Financial Information . . . . . . . . . .  19
         4.05.     Litigation; Taxes . . . . . . . . . . . .  19
         4.06.     Margin Regulations. . . . . . . . . . . .  20
         4.07.     Governmental Approvals. . . . . . . . . .  20
         4.08.     Title to Properties . . . . . . . . . . .  20
         4.09.     Pari Passu Obligations. . . . . . . . . .  20
         4.10.     No Defaults . . . . . . . . . . . . . . .  20
         4.11.     Full Disclosure . . . . . . . . . . . . .  20
         4.12.     ERISA . . . . . . . . . . . . . . . . . .  21
         4.13.     Possession of Patents, Licenses, etc. . .  21
         4.14.  Environmental Matters. . . . . . . . . . . .  21

- -----------------
*  The Table of Contents is not a part of this Agreement.

                                 ARTICLE V

                                 COVENANTS
SECTION 5.01. Information. . . . . . . . . . . . . . . . . .  22
         5.02.     Payment of Obligations. . . . . . . . . .  23
         5.03.     Insurance . . . . . . . . . . . . . . . .  23
         5.04.     Maintenance of Existence. . . . . . . . .  24
         5.05.     Maintenance of Properties . . . . . . . .  24
         5.06.     Compliance With Laws. . . . . . . . . . .  24
         5.07.     Mergers, Consolidations and Sales of
                    Assets . . . . . . . . . . . . . . . . .  24
         5.08.     Limitation on Liens . . . . . . . . . . .  25
         5.09.     Net Worth . . . . . . . . . . . . . . . .  27
         5.10.     Total Debt to Net Worth . . . . . . . . .  28
         5.11.     Use of Loans. . . . . . . . . . . . . . .  28

                                ARTICLE VI

                                 DEFAULTS
SECTION 6.01. Events of Default. . . . . . . . . . . . . . .  28

                                ARTICLE VII

                                 THE AGENT
SECTION 7.01. Appointment and Authorization. . . . . . . . .  31
         7.02.     Agent and Affiliates. . . . . . . . . . .  31
         7.03.     Action by Agent . . . . . . . . . . . . .  31
         7.04.     Consultation with Experts . . . . . . . .  31
         7.05.     Liability of Agent. . . . . . . . . . . .  31
         7.06.     Indemnification . . . . . . . . . . . . .  32
         7.07.     Credit Decision . . . . . . . . . . . . .  32
         7.08.     Successor Agent . . . . . . . . . . . . .  32
         7.09.     Agent's Fee . . . . . . . . . . . . . . .  33

                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES
SECTION 8.01.      Increased Cost and Reduced Return; Capital
              Adequacy . . . . . . . . . . . . . . . . . . .  33
         8.02.     Substitute Rate . . . . . . . . . . . . .  35
         8.03.     Illegality. . . . . . . . . . . . . . . .  35
         8.04.     Taxes on Payments . . . . . . . . . . . .  36

                                ARTICLE IX

                               MISCELLANEOUS
SECTION 9.01  New Banks. . . . . . . . . . . . . . . . . . .  37
         9.02.     Notices . . . . . . . . . . . . . . . . .  37
         9.03.     No Waivers. . . . . . . . . . . . . . . .  38
         9.04.     Expenses; Documentary Taxes; Indemnifica-
                   tion. . . . . . . . . . . . . . . . . . .  38
         9.05.     Pro Rata Treatment. . . . . . . . . . . .  38

         9.06.     Sharing of Set-Offs . . . . . . . . . . .  38
         9.07.     Amendments and Waivers. . . . . . . . . .  39
         9.08.     Successors and Assigns; Participations;
                   Novation. . . . . . . . . . . . . . . . .  39
         9.09.     Visitation. . . . . . . . . . . . . . . .  42
         9.10.     Collateral. . . . . . . . . . . . . . . .  42
         9.11 Usury. . . . . . . . . . . . . . . . . . . . .  42
         9.12 Reference Banks. . . . . . . . . . . . . . . .  42
         9.13.     Governing Law; Submission to Jurisdiction  42
         9.14.     Counterparts; Integration . . . . . . . .  42
         9.15 WAIVER OF JURY TRIAL.. . . . . . . . . . . . .  43
         9.16.     Confidentiality . . . . . . . . . . . . .  43


SCHEDULE I -  Pricing

Exhibit A  -  Notice of Borrowing

Exhibit B  -  Notice of Conversion/Continuation

Exhibit C  -  Form of Note

Exhibit D  -  Opinion of Special Counsel for the Company

Exhibit E  -  Opinion of General Counsel for the Company

Exhibit F  -  Opinion of Special Counsel for the Agent

Exhibit G  -  Assignment and Assumption Agreement

                    AMENDED AND RESTATED LOAN AGREEMENT


              AGREEMENT dated September 15, 1994 among LOCKHEED
CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                             R E C I T A L S

              A.  The parties hereto entered into a Loan
Agreement dated August 30, 1993 (the "Original Agreement").

              B. The parties desire to amend and restate the Original Agreement as follows:

                             A G R E E M E N T


                                 ARTICLE I

                                DEFINITIONS

              SECTION 1.01.  Definitions.  The following terms,
as used herein and in any Exhibit or Schedule hereto, have the following meanings:

              "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

              "Agent" means Morgan Guaranty Trust Company of New
York, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

              "Agreement" means the Original Agreement as amended and restated by this Amended Agreement and as the same may be further amended or restated from time to time in accordance with the terms hereof.

              "Amended Agreement" means this Amended and Restated
Loan Agreement dated September 15, 1994.

              "Assignment and Assumption Agreement" means an agreement, substantially in the form of Exhibit G hereto, under which an interest of a Bank hereunder is transferred to a Purchaser pursuant to Section 9.08(c) hereof.

              "Bank" means (i) each bank or financial institution listed on the signature pages hereof, (ii) each bank or financial institution which becomes a Bank pursuant to either Section 9.01 or Section 9.08(c), and (iii) their respective successors.

              "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, each change in the Base Rate to become effective on the day on which such change occurs.

              "Base Rate Loan" means any Loan in respect of which interest is to be computed on the basis of the Base Rate.

              "Business Day" means any day (i) except a Saturday, Sunday or other day on which commercial banks in Los Angeles or New York City are required or authorized by law to close and
(ii) on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

              "Capitalized Lease Obligations" means any and all lease obligations which have been capitalized on the books of the Company or any Subsidiary.

              "Change in Law" means, for purposes of Section 8.01 and Section 8.03, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

              "Closing Date" means the date, which shall be no later than September 15, 1994 (or such later date as shall be agreed upon by the Company and the Agent but not later than October 15, 1994), on which all the conditions referred to in
Section 3.01 shall have been satisfied.

              "Co-Agent" means any Bank listed as Co-Agent on the signature pages hereof.

              "Commitment" means as to each Bank at any time, the amount set forth opposite such Bank's name on the signature pages hereof, as such amount may be increased or decreased pursuant to the terms of this Agreement.

              "Commitment Termination Date" means September 15,
1999 (or if such date is not a Business Day, the next preceding
Business Day).

              "Company" means Lockheed Corporation, a Delaware corporation, and its successors.

              "Consolidated Subsidiary" means any Subsidiary that at any time was or shall be consolidated with the Company in any consolidated financial statement furnished under this Agreement.

              "Debt" means Capitalized Lease Obligations and any indebtedness heretofore or hereafter created, issued, guaranteed (by any Guaranty), incurred or assumed by the Company or any Subsidiary for or in respect of money borrowed or for or in respect of the deferred (for one hundred and eighty days or more) purchase price of property or services purchased, excluding, however, accounts payable (other than for borrowed money or for such deferred purchase price) and accrued expenses incurred in the ordinary course of business, provided that the same are not overdue in a material amount or are being contested in good faith and by appropriate proceedings.

              "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

              "Designated Representative" means any of the employees, R.P. Kinscherff, P.L. Robertson or M. Chung, or any such other person as shall be so identified in an Officer's Certificate as having been authorized by the Board of Directors of the Company to execute a Notice of Borrowing.

              "Dollars" or "$" means lawful currency of the United States of America.

              "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

              "Environmental Laws" means any and all applicable federal, state and local statutes, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restric-tions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances, or hazardous wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances, or hazardous wastes.

              "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, and unless the context otherwise requires, the regulations thereunder.

              "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control which, together with the Company are treated as a single employer under
Section 414 of the Internal Revenue Code.

              "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Company and the Agent.

              "Eurodollar Loan" means any Loan in respect of which interest is to be computed on the basis of the Eurodollar
Rate.

              "Eurodollar Rate" means, in respect of any Eurodollar Loan for any Interest Period therefor, a rate per annum equal to the arithmetic average (rounded upwards to the nearest 1/16th of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London Interbank Market in an amount approximately equal to the principal amount of the Eurodollar Loan of such Reference Bank for which the Eurodollar Rate is being determined for maturities comparable to such Interest Period as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

              "Event of Default" has the meaning set forth in
Section 6.01.

              "Exchange Act" means the Securities Exchange Act of
1934, as amended.

              "Facility Fee" has the meaning set forth in
Section 2.09.

              "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by it.

              "GD Acquisition" means the acquisition by the Company of the assets, and the assumption of certain liabilities, of the tactical military aircraft business of General Dynamics
Corporation, effective February 28, 1993.

              "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes contingently liable, whether directly or indirectly, by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss, upon the indebtedness, obligation, commitment or liability of any Person or guarantees the payment of dividends or other distribu-tions upon the stock of any corporation; excluding, however, the endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

              "Interest Period" means, as to any Eurodollar Loan,
(a) initially, the period commencing on and including the date of such Loan and ending on and including the numerically correspond-ing day in the 1st, the 2nd, the 3rd or the 6th calendar month thereafter, as selected by the Company in accordance with Section
2.02 and (b) thereafter, the period commencing on the last day of the next preceding Interest Period in respect of such Loan and ending on and including the numerically corresponding day in the 1st, the 2nd, the 3rd or the 6th calendar month thereafter, as selected by the Company in accordance with Section 2.03, provided that each such Interest Period which commences on the last Busi-ness Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appro-priate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Commitment Termina-tion Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preced-ing Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period would otherwise be a shorter period, Eurodollar Loans shall not be available hereunder.

              "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended, or any successor statute.

              "LFC" means Lockheed Finance Corporation, a
California corporation, all of the stock of which (except directors' qualifying shares, if any) is owned by the Company and/or a Consolidated Subsidiary.

              "Lending Office" means, as to each Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending
Office.

              "Lien" means any mortgage, pledge, security interest, assignment, conditional sale or other title retention agreement, lien, charge or encumbrance of any kind.

              "Loan" and "Loans" mean and include each and every loan made by a Bank under this Agreement.

              "Margin", for Eurodollar Loans, shall mean the percentage determined pursuant to Section 2.06(d) and Schedule I.

              "Material Debt" means Debt (other than Debt evidenced by the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding
$50,000,000.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

              "Net Worth" means at any time the sum of:

              (1) consolidated stockholders' equity of the Company and the Consolidated Subsidiaries (exclusive of the deduction in respect of the guarantee of employee stock ownership obligations reflected under stockholders' equity on the consolidated balance sheet of the Company and the Consolidated Subsidiaries) minus

              (2) the sum of (without duplication of deductions in respect of items already deducted in arriving at stock-holders' equity) (x) the book value of all assets which would be treated as intangibles, including without limita-tion goodwill, trade-marks, trade-names, copyrights, patents and unamortized debt discount and expense; and (y) any write-up in book value of assets, resulting from a revalua-tion thereof subsequent to December 26, 1993; plus

              (3) any goodwill associated with the Company's acquisition of Sanders' Associates, Inc.; plus

              (4) any write-up in book value of assets acquired, and any goodwill and other intangible assets resulting from, the GD Acquisition; plus

              (5)  transition obligations occasioned by
     application of Financial Accounting Standard Board Statement
     No. 106.

              "Note" or "Notes" has the meaning set forth in
Section 2.04.

              "Notice of Borrowing" has the meaning set forth in
Section 2.02.

              "Notice of Conversion/Continuation" has the meaning set forth in Section 2.03.

              "Officer's Certificate" means a certificate signed by a financial officer of the Company, in form and substance satisfactory to the Agent.

              "Original Agreement" has the meaning set forth in the recitals hereto.

              "Original Commitment" means $1,000,000,000.

              "Parent" means with respect to any Bank, any Person controlling such Bank.

              "Participant" has the meaning set forth in
Section 9.08(b).

              "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Person" means any individual, firm, company, corporation, joint venture, joint-stock company, trust, unincorporated organization, government or state entity, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

              "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

              "Post-Default Rate" means, with respect to any Loan or any interest payment at any date on or after the due date of such Loan or interest payment, a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate for such date and (ii) the rate, if any, otherwise applicable to the relevant Loan at such date.

              "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
York City from time to time as its Prime Rate.

              "Principal Property" means any manufacturing facility located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, except any such facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

              "Purchaser" has the meaning set forth in Section
9.08(c).

              "Quarterly Date" means the last day of February, May, August and November in each year, commencing November 30, 1994.

              "Rating Agency" means any one of Duff & Phelps
Inc., Fitch Investors Service Inc., Moody's, S&P and their successors.

              "Reference Banks" means, in reference to the Eurodollar Rate or to Eurodollar Loans, Morgan Guaranty Trust
Company of New York, Barclays Bank PLC and National Westminster
Bank PLC.

              "Required Banks" means at any time and for any specific purpose the Bank or Banks holding at least 60% in aggregate unpaid principal amount of the Loans, or if no Loans are at the time outstanding, having at least 60% of the Total Commitments.

              "Restricted Subsidiary" means any Subsidiary which owns or leases a Principal Property.

              "Retiring Bank" has the meaning set forth in
Section 8.01(d).

              "S&P" means Standard & Poor's Corporation and its successors.

              "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the Company. LFC is not a Subsidiary for the purposes of this Agreement.

              "Taxes" has the meaning set forth in Section 8.04.

              "Total Commitments" shall mean, at the time for any determination thereof, the aggregate of the Commitments of the Banks.

              "Transferee" has the meaning set forth in
Section 9.08(e).

              "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under Title IV of ERISA.

              SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant contained in Article V to eliminate the effect of any change after the date hereof in generally accepted accounting principles (which, for purposes of this proviso shall include the generally accepted application or interpretation thereof) on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend any such covenant for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is with-drawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.


                                ARTICLE II

                                 THE LOANS

              SECTION 2.01. The Loans. On or after the Closing Date each of the Banks severally agrees upon the terms and conditions of this Agreement, to make Eurodollar Loans and/or Base Rate Loans to the Company under this Section 2.01 from time to time prior to the Commitment Termination Date or the termination in full of such Bank's Commitment, whichever is earlier, at such time and in such amount as to each such Loan as the Company shall request, up to but not exceeding in aggregate principal amount at any one time outstanding as to all such Loans from such Bank such Bank's Commitment in effect at such time. Within such limits, the Company may borrow, repay and reborrow under this Section 2.01. Each borrowing from the Banks shall be in an aggregate amount of not less than $25,000,000 and in multiples of

$5,000,000. There may be outstanding Eurodollar Loans with no more than 15 different Interest Periods at any one time.

              SECTION 2.02.  Method of Borrowing.  (a) The
Company shall give the Agent written or telephonic notice (a "Notice of Borrowing") no later than 11:30 a.m. (New York time)
(i) at least three Business Days before the date of each borrowing hereunder on the basis of the Eurodollar Rate and (ii) on the day of each borrowing hereunder on the basis of the Base Rate, specifying in each case the amount to be borrowed, the date of the borrowing, any election as between the Base Rate and the Eurodollar Rate, and, if the Eurodollar Rate is elected, a selection of the applicable Interest Period. A written Notice of Borrowing shall be executed by two officers or an officer and a Designated Representative and shall be substantially in the form of Exhibit A hereto. A telephonic Notice of Borrowing hereunder may only be provided by an officer or a Designated Representative, such notice to be promptly followed by a written Notice of Borrowing executed as set forth above.

              (b) Upon receipt of the Notice of Borrowing, the Agent shall give each Bank prompt notice of each such borrowing, specifying the relevant information including such Bank's pro rata portion of such borrowing and the date on which funds are to be made available. If a Notice of Borrowing is revoked by the Company after receipt thereof by the Agent, the Company shall be subject to the provisions of Section 2.13.

              (c) Not later than 3:00 p.m. (New York time) on the date specified by the Agent pursuant to Section 2.02(b), each Bank shall make available its share of the borrowing, in Dollars, in immediately available funds, to the Agent at its address referred to in Section 9.02. Unless (i) the Agent has not received a written Notice of Borrowing pursuant to Section 2.02(a) or (ii) the Agent determines that any applicable condi-tion set forth in Article III has not been satisfied, the amounts so received by the Agent shall be made available not later than 4:00 p.m. (New York time) on such date to the Company by wire transfer in Dollars, in immediately available funds, to an account of the Company maintained at a financial institution located in the United States designated by the Company to the Agent.

              (d) Unless the Agent shall have received notice from a Bank at least one Business Day prior to the date of the borrowing that such Bank will not make available to the Agent such Bank's share of the borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of the borrowing in accordance with subsection (c) of this
Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement, and the Company shall not be required to repay such amount pursuant to this subsection (d).

              (e)  The failure of any Bank to make a Loan
required to be made by it as part of any borrowing hereunder shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of the borrowing.

              SECTION 2.03.  Conversion/Continuation of Loans.
(a) The Company shall have the option to (i) convert all or any part of (A) outstanding Base Rate Loans equal to $25,000,000 and multiples of $5,000,000 in excess of that amount to Eurodollar Loans and (B) outstanding Eurodollar Loans equal to $25,000,000 and multiples of $5,000,000 in excess of that amount to Base Rate Loans, or (ii) upon the expiration of any Interest Period appli-cable to outstanding Eurodollar Loans, to continue all or any portion of such Loans equal to $25,000,000 and multiples of $5,000,000 in excess of that amount as Eurodollar Loans. The Interest Period of any Base Rate Loan converted to a Eurodollar Loan shall commence on the date of such conversion. The succeed-ing Interest Period of any Eurodollar Loan continued pursuant to clause (ii) above shall commence on the last day of the Interest Period of the Loan so continued. Eurodollar Loans may only be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto or on the date required pursuant to Section 8.03.

              (b)  The Company shall deliver a written or
telephonic notice of such continuation or conversion (a "Notice of Conversion/Continuation") to the Agent no later than 11:30 a.m. (New York time) at least three Business Days in advance of the date of the proposed conversion to, or continuation of, a Eurodollar Loan, and on the day of a conversion to a Base Rate Loan. A written Notice of Conversion/Continuation shall be executed by two officers or an officer and a Designated Representative, shall be in substantially the form attached as Exhibit B and shall specify: (i) the proposed onversion/ continuation date (which shall be a Business Day), (ii) the aggregate amount of the Loans being converted/continued, (iii) an election between the Base Rate and the Eurodollar Rate and (iv), in the case of a conversion to, or a continuation of, Eurodollar Loans, the requested Interest Period. A telephonic Notice of Conversion/Continuation may only be provided by an officer or a Designated Representative, which notice must, to be effective, be promptly followed by a written Notice of Conversion/Continuation executed as set forth above. If no timely Notice of Conversion/ Continuation is delivered by the Company as to any Eurodollar Loan and such Loan is not repaid by the Company at the end of the applicable Interest Period, such Loan shall be converted to a Base Rate Loan.

              SECTION 2.04. Notes. (a) The Loans of each Bank shall be evidenced by a single note (each a "Note" and collec-tively the "Notes") payable to the order of such Bank for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

              (b) Each Bank may, by notice to the Company and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit C hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

              (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(g), the Agent shall forward such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate nota-tions to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Company to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

              SECTION 2.05.  Payment of Principal.  Each Loan
shall fall due and be paid as to principal on the Commitment
Termination Date.

              SECTION 2.06.  Interest.  Payment of interest on
the Loans shall be in accordance with the following:

              (a) Interest shall, subject to any decrease or increase pursuant to clause (d) of this Section 2.06, accrue
(x) on each Base Rate Loan for each day at the Base Rate for such day and (y) on each Eurodollar Loan, for each day during each period commencing on the first day of an Interest Period therefor to but excluding the last day of such Interest Period, at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Margin for such day, all as elected and specified in a notice to the Agent furnished pursuant to Section 2.02(a) or Section 2.03; provided that:

                   (i)  each election by the Company as between
     the Base Rate and the Eurodollar Rate shall be made, as among the Banks, pro rata in accordance with the Loans held by them respectively (or, if no Loans are outstanding, pro rata in accordance with their respective Commitments), except as variation from such pro-rationing may be required by virtue of suspension as to a particular Bank of its Commitment to make Eurodollar Loans, as contemplated by
     Section 8.03(a);

                   (ii) subject to the other provisions of this
     Section 2.06, there may be outstanding hereunder at the same time Loans (or portions thereof) which are Base Rate Loans and other Loans (or portions thereof) which are Eurodollar Loans; and

                   (iii)     there may be outstanding Eurodollar
     Loans with no more than 15 different Interest Periods at any one time.

              (b) Interest accrued on a Base Rate Loan shall be paid on each Quarterly Date and on the date of any repayment or prepayment thereof or any conversion thereof pursuant to Section
2.03. Interest accrued on a Eurodollar Loan shall be paid on the last day of the Interest Period for such Loan and the date of any prepayment pursuant to Section 2.07 or conversion pursuant to
Section 8.03.

              (c) Interest on past-due principal and interest shall accrue at the applicable Post-Default Rate during the period from and including the due date thereof to but excluding the date that such amount is paid and shall be payable on demand.

              (d) The Margin shall be determined by reference to the lower rating of the Company's two highest senior long-term debt ratings, as announced by any two Rating Agencies (one of which must be either S&P or Moody's), and Schedule I hereto. Any change in the Margin shall become effective on the day on which such a Rating Agency shall have publicly announced such ratings change.

              (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

              (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent by 10:30 a.m. (New York time) on the day such quotations are required to be furnished hereunder. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.02 shall apply.

              (g) Interest on Eurodollar Loans and on Base Rate Loans (if the Federal Funds Rate is the basis for the effective rate of interest) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period (or period ending on a repayment date or date of conversion to a Eurodollar Loan or prepayment date selected pursuant to Section 2.07 or required pursuant to Section 8.03) from and including the first day thereof to but excluding the last day thereof. Interest on Base Rate Loans (if the Prime Rate is the effective rate of interest) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed, calculated from and including the date of such Base Rate Loan to but excluding the date of repayment or conversion of such Loan to a Eurodollar Loan.

              SECTION 2.07. Optional Prepayments. The Company shall have the right at any time or from time to time to prepay the Loans in whole or in part, without penalty or premium, provided that (a) the Company shall provide the Agent with notice thereof not later than 11:30 a.m. (New York City time) on (i) the date of prepayment, in the case of Base Rate Loans or (ii) the third Business Day prior to the date of prepayment, in the case of Eurodollar Loans, (b) each partial prepayment shall be in an aggregate amount of not less than $25,000,000 and (c) interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date.

              SECTION 2.08.  General Provisions as to Payments.
(a) All payments by the Company of principal, interest, Facility Fee and other charges under this Agreement shall be made not later than 3:00 p.m. (New York time) on the date when due, in Dollars, in immediately available funds, to the Agent at its address referred to in Section 9.02. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal, interest, Facility Fee or any other amounts payable to the Banks hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

              (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

              SECTION 2.09. Fees. The Company agrees to pay to the Banks a facility fee (the "Facility Fee") on the daily average of the Total Commitments at a rate per annum determined by reference to the lower rating of the Company's two highest senior long-term debt ratings, as announced by any two Rating Agencies (one of which must be S&P or Moody's), and Schedule I hereto (except that any unpaid Facility Fee that accrues prior to the Closing Date shall be calculated pursuant to Schedule I to the Original Agreement and shall be payable to such financial institutions in such commitment amounts as set forth in the Original Agreement). Any change in the Facility Fee shall become effective on the day on which such a Rating Agency shall have publicly announced a change in such rating. The Facility Fee shall (i) be computed on the basis of a year of 360 days for the actual number of days elapsed, (ii) be payable on each Quarterly Date during the period from and including the Closing Date to but excluding the Commitment Termination Date and on the Commitment Termination Date, and (iii) be paid by the Company to the Agent for the account of the Banks. Notwithstanding the foregoing, Facility Fees in respect of the Commitment of any Bank shall cease to accrue, and accrued but unpaid Facility Fees shall be payable, on the date (if any) on which such Bank's Commitment is terminated pursuant hereto.

              SECTION 2.10.  Reduction or Termination of
Commitments.

              After the Closing Date, the Company shall have the right at any time or from time to time, upon not less than 3 Business Days' prior written notice to the Agent, to terminate the Commitments of the Banks, in whole or in part, provided that each partial termination shall be in an aggregate amount of not less than $25,000,000 and a multiple of $5,000,000, and shall reduce the respective Commitments of all the Banks proportion-ately (the signature pages hereto shall be deemed to be amended to reflect the reduction in such Commitment). If after giving effect to such reduction, the aggregate principal amount of the outstanding Loans exceeds the Commitments as then reduced, the Company shall on such date ratably prepay the Loans to the extent of such excess, all in accordance with subsections (a) and (c) of
Section 2.07 and Section 2.13. The Agent shall give prompt written notice to each Bank of each such termination. The Commitment of a Bank may also be terminated under the provisions of Section 8.01(d).

              SECTION 2.11.  Optional Increase in Commitments.

              At any time, if no Default has occurred and is continuing, a Bank may at the request of the Company increase such Bank's Commitment. The effectiveness of any such increase is subject to the satisfaction of the following conditions:

              (i) that the Company shall provide prompt notice of such increase to the Agent, who shall promptly notify the other Banks; and

              (ii) if the increase in Commitments, together with all other increases in Commitments pursuant to this
         Section 2.11 since the date of this Agreement, exceeds 10% of the Original Commitment, the Company shall have received the written consent of Banks representing 100% of the Total Commitments.

Upon any such increase in any Bank's Commitment, the signature pages hereto shall be deemed to be amended to reflect such increase in such Commitment.

              SECTION 2.12. Lending Offices. Each Loan shall be made and maintained by the Lending Office of each respective Bank. Subject to the provisions of Sections 8.01, 8.03 and 9.08(d), each Bank may transfer any Loan to or designate a different office of itself or any subsidiary or affiliate and such office shall thereupon become a Lending Office.

              SECTION 2.13.  Funding Loss; Indemnity.  The
Company shall indemnify and hold harmless each Bank in respect of any funding costs and/or losses (but excluding loss of Margin for the period after any payment, conversion or failure to borrow as described herein) in the event that the Company makes any payment of principal with respect to, or converts, any Eurodollar Loan on any day other than the last day of an Interest Period (pursuant to Section 2.07 or otherwise) or any borrowing notified to the Banks pursuant to Section 2.02 relative to Eurodollar Loans shall not be consummated because of the Company's failure to satisfy one or more of the applicable conditions precedent in Article III or because the Company fails to borrow or convert at the specified time. Any Bank claiming indemnity from the Company for costs and/or losses pursuant to this Section 2.13 shall provide the Company and the Agent with a certificate as to the amount of such costs and/or losses, which certificate shall be conclusive absent manifest error.

                                ARTICLE III

                                CONDITIONS

              SECTION 3.01.  Conditions to Effectiveness.  This
Amended Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.07):

              (a) Execution. The Agent and the Company shall each have received one or more counterparts of this Agreement executed by each of the parties hereto.

              (b) Account. The Company shall have designated in writing to the Agent its account pursuant to Section 2.02(c).

              (c) Signatures. The Company shall have certified the name and signature of each officer authorized to sign this Agreement and the Notes and each officer and Designated Represen-tative authorized to give Notices of Borrowing or give Notices of Conversion/Continuation under this Agreement. The Banks may conclusively rely on such certification until they respectively receive notice in writing to the contrary.

              (d) Opinion of Company Counsel. The Agent shall have received (i) an opinion of O'Melveny & Myers, special counsel for the Company, substantially in the form of Exhibit D hereto and (ii) an opinion of the General Counsel or the Assistant General Counsel of the Company substantially in the form of Exhibit E hereto; the Company hereby expressly instructs each such counsel to prepare such opinion for the benefit of the Agent and the Banks.

              (e) Opinion of Bank Counsel. The Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto.

              (f) Proof of Corporate Action. The Company shall have delivered copies certified by its Secretary or Assistant Secretary of its charter and by-laws and of all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement and the Notes and the borrowing hereunder.

              (g) Notes. The Company shall have executed and delivered for each Bank a Note, each dated the Closing Date and payable to such Bank.

              On the Closing Date the Original Agreement will be automatically amended and restated in its entirety to read as set forth in this Amended Agreement; provided the rights and obligations of the parties hereto with respect to the period prior to the Closing Date shall continue to be governed by the provisions of the Original Agreement. The notes delivered to each financial institution under the Original Agreement shall be cancelled and Notes under this Amended Agreement shall be given in substitution thereof. Each Bank shall promptly after the Closing Date deliver to the Borrower for cancellation the note delivered to such Bank under the Original Agreement.

              SECTION 3.02.  Conditions to All Loans.  The
obligation of each Bank to make each Loan to be made by it on or after the Closing Date (including the initial Loan) is subject to the following conditions precedent:

              (a) Events of Default, etc. No Event of Default shall have occurred and be continuing; except as otherwise described by the Company in a writing to the Agent and waived by the Required Banks, the representations of the Company in Article IV (other than Sections 4.05(a), 4.14 and the last sentence of Section 4.04), and in any writing furnished to the Banks pursuant to the terms of this Agreement shall be true on and as of the date of such Loan with the same force and effect as if made on and as of such date; and except as otherwise described by the Company in writing to the Agent and waived by the Required Banks, no lawsuit or proceeding shall be pending (or, to the knowledge of the Company, threatened) against the Company or any Consolidated Subsidiary which is reasonably likely to have a material adverse effect upon the consolidated financial condition of the Company and the Consolidated Subsidiaries or upon the ability of the Company to carry out the transactions contemplated by this Agreement.

              (b)  Company Representation.  Each Notice of
Borrowing given by the Company pursuant to Section 2.02 shall constitute a representation by the Company as to the satisfaction in respect of such borrowing of the conditions referred to in
Section 3.02(a).


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

              The Company represents and warrants that:

              SECTION 4.01. Corporate Existence and Power. Each of the Company and its Subsidiaries is a corporation duly organized and validly existing under the laws of the state of its incorporation without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except for such jurisdictions where the failure to be so qualified or licensed will not materially adversely affect the consolidated financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or prevent the enforcement of contracts to which the Company is a party; and the Company has corporate power to enter into and perform this Agreement and to borrow and issue Notes as contemplated by this Agreement.

              SECTION 4.02. No Contravention. The execution and delivery by the Company of this Agreement and the issuance of the Notes in accordance herewith, and the performance by the Company of its obligations under this Agreement and the Notes, do not contravene, or constitute a default under, any provision of applicable law or regulation or the Company's Certificate of Incorporation or By-laws or any indenture, agreement, instrument, judgment or order to which the Company is a party or by which it or any of its material assets or properties may be bound or affected.

              SECTION 4.03.  Corporate Authorization; Binding
                              Effect.

The Company has taken all corporate action necessary to authorize its execution and delivery of this Agreement and the Notes and the consummation of the transactions contemplated hereby; this Agreement constitutes, and the Notes when issued in accordance herewith will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

              SECTION 4.04.  Financial Information.  The
consolidated balance sheet of the Company and the Consolidated Subsidiaries dated as of December 26, 1993, and the related consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for the period ended on December 26, 1993 (hereinafter in this Section collectively referred to as the "Financial Statements"), with the opinion of Ernst & Young with respect to the Financial Statements, furnished to the Banks prior to the execution of this Agreement, fairly present the consolidated financial condition of the Company and the Consolidated Subsidiaries as of December 26, 1993, and the results of their operations for the period ended on December 26, 1993, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated in such opinion of Ernst & Young. Since December 26, 1993, there has been no material adverse change in the consolidated financial condition of the Company and the Consolidated Subsidiaries from that shown by the Financial Statements.

              SECTION 4.05. Litigation; Taxes. (a) There are no suits, actions or proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or any Consolidated Subsidiary, the adverse determination of which is reasonably likely to occur, and if so adversely determined would have a material adverse effect on the consolidated financial condition of the Company and the Consolidated Subsidiaries.

              (b) The Company and each Subsidiary have filed all tax returns which to the knowledge of the Company were required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or provided reserves believed by the Company to be adequate for payment thereof except for (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries and (iii) those being contested in good faith.

              SECTION 4.06.  Margin Regulations.  No part of the
proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

              SECTION 4.07. Governmental Approvals. No consent, approval, authorization, permit or license from, or registration or filing with, any United States, state or other regulatory authority is required in connection with the making of this Agreement or the making or payment of the Notes, with the excep-tion of routine periodic filings made under the Exchange Act.

              SECTION 4.08. Title to Properties. The Company and all Subsidiaries have good title to their respective properties and assets, free and clear of all Liens, except such as are permitted by Section 5.08 and except covenants, restrictions, rights (including reservations of mineral rights and surface rights incidental thereto), easements and minor irregularities in title which do not interfere with the occupation, use and enjoyment by the Company or such Subsidiaries of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for such business.

              SECTION 4.09. Pari Passu Obligations. Under applicable United States laws in force at the date hereof, the claims and rights of the other parties hereto against the Company under this Agreement and the Notes will not be subordinate to, and will rank at least pari passu with, the claims and rights of any other unsecured creditors of the Company (except to the extent provided by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights).

              SECTION 4.10.  No Defaults.  The obligations of the
Company and the Subsidiaries existing on the date hereof in respect of any Material Debt are not overdue, or otherwise in default, in any material respect.

              SECTION 4.11. Full Disclosure. All information furnished to the Banks in writing prior to the date hereof in connection with the transactions contemplated hereby does not, collectively, contain any misstatement of a material fact or omit to state a fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date hereof.

              SECTION 4.12. ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has
(i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which, in either case has resulted or could result in the imposition of a material Lien or the posting of a material bond or other material security under ERISA or the Internal Revenue Code or
(iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

              SECTION 4.13. Possession of Patents, Licenses, etc. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary in any material respect for the ownership, maintenance and operation of their respective proper-ties and assets, and neither the Company nor any Subsidiary is in violation of any provision thereof in any material respect.

              SECTION 4.14.  Environmental Matters.  The
Financial Statements described in Section 4.04 provide certain information regarding the Company's current and potential obligations arising from various consent decrees, cleanup and abatement orders, and current or potential proceedings pertaining to actual or alleged soil and water contamination, disposal of hazardous wastes, and other environmental matters related to properties currently owned by the Company or its Subsidiaries, previously owned properties, and other properties. Since December 26, 1993, environmental matters have not caused any material adverse change in the consolidated financial condition of the Company and the Consolidated Subsidiaries from that shown by such Financial Statements.

              In the ordinary course of its business, the Company from time to time reviews the ongoing operations of the Company and its Restricted Subsidiaries to determine compliance with applicable Environmental Laws. Based on these reviews, to the best knowledge of the Company, ongoing operations at the Principal Properties are currently being conducted in substantial compliance with applicable Environmental Laws except to the extent that noncompliance would not be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries.

                                 ARTICLE V

                                 COVENANTS

              From the Closing Date and so long as any Commitments of the Banks shall be outstanding and until the payment in full of all Loans outstanding under this Agreement and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing:

              SECTION 5.01.  Information.  The Company will
deliver to each of the Banks:

              (a) as soon as available and in any event within 60 days after the end of each of its first three quarterly account periods in each fiscal year, consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal period and the related consolidated balance sheet of the Company and the Consolidated Subsidiaries as at the end of such fiscal period, all in reasonable detail and certified by a financial officer of the Company, subject, however, to year-end audit adjustments, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any Default;

              (b) as soon as available and in any event within 120 days after the end of each fiscal year, consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for such year and the related consolidated balance sheets of the Company and the Consolidated Subsidiaries as at the end of such year, all in reasonable detail and accompanied by (i) an opinion of independent public accountants of recognized standing selected by the Company and acceptable to the Agent as to such consolidated financial statements, and (ii) a certificate signed by a financial officer of the Company stating that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and the Consolidated Subsidiaries as at the end of such year and for the year involved and that such officer has no knowledge, except as specifically stated, of any Default;

              (c)  promptly after their becoming available:

              (i)  copies of all financial statements,
     stockholder reports and proxy statements which the Company shall have sent to its stockholders generally; and

              (ii) copies of all registration statements filed by the Company under the Securities Act of 1933, as amended (other than registration statements on Form S-8 or any registration statement filed in connection with a dividend reinvestment plan), and regular and periodic reports, if any, which the Company or any Consolidated Subsidiary shall have filed with the Securities and Exchange Commission (or any governmental agency or agencies substituted therefor) under Section 13 or
     Section 15(d) of the Exchange Act, or with any national or international securities exchange (other than those on Form 11-K or any successor form);

              (d) from time to time, with reasonable promptness, but subject to restrictions imposed by applicable security clearance regulations, such further information regarding the business and financial condition of the Company and its Subsidiaries as any Bank may reasonably request through the Agent;

              (e)  prompt notice of the occurrence of any
Default;

              (f) promptly following any change in a rating of the Company's outstanding senior long-term debt by a Rating
Agency, notice thereof; and

              (g) prompt notice of all litigation and of all proceedings before any governmental or regulatory agency pending (or, to the knowledge of the Company, threatened) and affecting the Company or any Subsidiary, except litigation or proceedings which, if adversely determined, would not materially affect the consolidated financial condition of the Company and the Consolidated Subsidiaries.

              Each set of financial statements delivered pursuant to clause (a) or clause (b) of this Section 5.01 shall be accompanied by or include the computations showing, in detail satisfactory to the Agent, whether the Company was at the end of the respective fiscal period in compliance with the provisions of clauses (i) and (o) of Section 5.08, Section 5.09 and Section 5.10.

              SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful material claims which, if unpaid, might become a Lien upon the property of the Company or such Subsidiary; provided that neither the Company nor any such Subsidiary shall be required to pay any such tax, assess-ment, charge, levy or claim (i) the payment of which is being contested in good faith and by proper proceedings, (ii) those not yet delinquent and (iii) those the non-payment of which would not be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries.

              SECTION 5.03.  Insurance.  The Company will
maintain, and will cause each Subsidiary to maintain, insurance from responsible companies in such amounts and against such risks as is customarily carried by owners of similar businesses and properties in the same general areas in which the Company or such Subsidiary operates.

              SECTION 5.04. Maintenance of Existence. The Company will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly, efficient and regular manner. Nothing herein contained shall prevent the termination of the business or corporate existence of any Subsidiary which in the judgment of the Company is no longer necessary or desirable, and nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by Section 5.07.

              SECTION 5.05. Maintenance of Properties. The Company will keep, and will cause each Subsidiary to keep, all of its properties necessary, in the judgment of the Company, in its business in good working order and condition, ordinary wear and tear excepted. Nothing in this Section 5.05 shall prevent the Company from discontinuing the operation or maintenance, or both the operation and maintenance, of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.


           SECTION 5.06. Compliance With Laws. The Company will comply, and will cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, a breach of which would materially adversely affect the consolidated financial condition of the Company and its Consolidated Subsidiaries, except where contested in good faith and by proper proceedings.

              SECTION 5.07.  Mergers, Consolidations and Sales of
Assets.

              (a) The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                   (1) the Company or a Consolidated Subsidiary that is incorporated under the laws of the United States, any state thereof or the District of Columbia is the surviving corporation of any such consolidation or merger or is the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety;

                   (2)  if a Consolidated Subsidiary is the
          surviving corporation or is the Person that acquires the property and assets of the Company substantially as an entirety, it shall expressly assume the performance of every covenant of this

          Agreement and of the Notes on the part of the Company to be performed or observed;

                   (3)  immediately after giving effect to such
         transaction, no Default shall have occurred and be continuing; and

                   (4)  the Company has delivered to the Agent
         an Officer's Certificate and a legal opinion of its General or Assistant General Counsel, upon the express instruction of the Company for the benefit of the Agent and the Banks, each stating that such transaction complies with this Section and that all conditions precedent herein provided for relating to such trans-action have been complied with.

              (b) Upon any consolidation by the Company with or merger by the Company into a Consolidated Subsidiary or any conveyance or transfer of the properties and assets of the Company substantially as an entirety to a Consolidated Subsid-iary, the Consolidated Subsidiary into which the Company is merged or consolidated or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Consolidated Subsidiary had been named as the Company herein, and thereafter, in the case of a transfer or conveyance permitted by Section 5.07(a), the Company shall be relieved of all obligations and covenants under this Agreement and the Notes.

              SECTION 5.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any indebtedness or obligation; provided, however, that the foregoing restrictions shall not apply to:

              (a) Liens on any property or assets owned by the Company or any Restricted Subsidiary existing at the date of this Agreement;

              (b) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary (in accordance with Section 5.07), or at the time of a purchase, lease or other acquisition of the property of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary, whether or not any indebtedness secured by such Liens is assumed by the Company or such Restricted Subsidiary;

              (c) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

              (d) Liens securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

              (e)  materialmen's, suppliers', tax or other
similar Liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings;

              (f) Liens (i) arising in connection with bonds relating to worker's compensation, unemployment insurance, bids, trade contracts (other than for borrowed money) and leases,
(ii) arising in connection with appeal and release bonds, and
(iii) incident to the conduct of business or the operation of property or assets and not incurred in connection with the obtaining of any advance or credit;

              (g) Liens on property existing at the time of acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred or guaranteed by the Company or a Restricted Subsidiary prior to, at the time of, or within 120 days after the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of full operation of such property, which Debt is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon, and which Debt may be in the form of obligations incurred in connection with industrial revenue bonds or similar financings and letters of credit issued in connection therewith; provided, however, that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement made is located;

              (h) Liens in favor of any customer to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness;

              (i) Liens in favor of an issuer of a letter of credit on cash or cash equivalents deposited with such issuer after the occurrence of an event of default under an agreement providing for reimbursement of amounts drawn under the letter of credit to secure payment of such reimbursement obligations, which amounts so deposited, together with any other such amounts on deposit with such an issuer, do not exceed 15% of Net Worth as of the end of the fiscal quarter preceding the date of determination;

              (j) Liens arising by operation of law in favor of any lender to the Company or any Restricted Subsidiary in the ordinary course of business constituting a banker's lien or right of offset in moneys of the Company or a Restricted Subsidiary deposited with such lender in the ordinary course of business;

              (k) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

              (l)  Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of customs duties in connection with the export or import of goods;

              (m) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

              (n) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property); and

              (o) Liens securing Debt in an aggregate amount that, together with all other Debt of the Company and its Restricted Subsidiaries that is secured by Liens not otherwise permitted under subsections (a) through (n) above (if originally issued, assumed or guaranteed at such time), does not at the time exceed 12.5% of Net Worth as of the end of the fiscal quarter preceding the date of determination. Liens described in subsection (i) above securing Debt in excess of the amounts permitted by such subsection shall not be permitted pursuant to this subsection (o).

              Notwithstanding the foregoing provisions of this
Section 5.08, the Company will not, and will not permit any Subsidiary to, create or suffer to exist any pledge or other security interest of or upon the shares of stock of any Subsid-iary or LFC.

              SECTION 5.09. Net Worth. The Company will not permit Net Worth on any date (the "Measurement Date") to be less than the sum of (i) $2,180,000,000 plus (ii) the sum of the Quarterly Supplemental Amounts for all quarterly accounting periods of the Company beginning with the quarter ending September 25, 1994; provided that only those quarterly accounting periods ending on a date which is 60 days or more prior to the Measurement Date shall be included.

              The term "Quarterly Supplemental Amount" means, with respect to each quarterly accounting period of the Company, the sum of (i) additions to stockholder's equity resulting from the issuance of additional shares of common or preferred stock by the Company during such quarterly accounting period (excluding issuances of shares of common stock of the Company pursuant to any employee or director stock option program, benefit plan or compensation program maintained by the Company or any Subsidiary) plus (ii) the greater of (x) 40% of the consolidated net income of the Company and the Consolidated Subsidiaries for such quarterly accounting period or (y) zero.

              SECTION 5.10.  Total Debt to Net Worth.  The
Company will not permit the ratio of total Debt of the Company and the Subsidiaries, on a consolidated basis, to Net Worth to exceed, at any time, the following:

         From the Closing Date through 3/25/95        1.40:1.00
         From 3/26/95 through 3/30/96                 1.30:1.00
         After 3/30/96                                1.20:1.00

In calculating total Debt, any Debt guaranteed by the Company or a Subsidiary shall be excluded to the extent the principal amount thereof is otherwise included by reason of its being the primary obligation of the Company or a Subsidiary.

              SECTION 5.11. Use of Loans. The Company will use the proceeds of the Loans for general corporate purposes of the Company, including, without limitation, the repayment of maturing commercial paper. The Company will not use the proceeds of the Loans to provide cash collateral to an issuer of a letter of credit as contemplated in Section 5.08(i). The Company will not, directly or indirectly, use the proceeds of the Loans in connection with (i) a tender offer for the securities of any Person unless the board of directors (or similar body) of such Person has agreed, prior to commencement thereof, to recommend that holders of securities of such Person tender their securities pursuant to such tender offer or (ii) any solicitation of any proxy, consent or authorization for the purposes of proposing for election directors (or individuals carrying out similar functions) of any Person not nominated by management or the incumbent board of directors (or a similar body) of such Person.


                                ARTICLE VI

                                 DEFAULTS

              SECTION 6.01.  Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

              (a) the Company shall fail to pay the principal of any Loan when due;

              (b) the Company shall fail to pay within 5 days of the due date thereof (i) any Facility Fee or (ii) interest on any Loan;

              (c) the Company shall fail to pay within 30 days after request for payment by any Bank acting through the Agent any other amount payable under this Agreement;

              (d) the Company shall fail to observe or perform any agreement contained in Sections 5.07 through 5.11;

              (e) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) through (d) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of the Required Banks;

              (f) any representation or warranty made by the Company in Article IV of this Agreement or any certificate or writing furnished pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such deficiency shall remain unremedied for 5 days after written notice thereof shall have been given to the Company by the Agent at the request of the Required Banks;

              (g) any Material Debt shall become due before stated maturity by the acceleration of the maturity thereof by reason of default, or any Material Debt shall become due by its terms and shall not be paid and, in any case aforesaid in this clause (g), corrective action satisfactory to the Required Banks shall not have been taken within 5 days after written notice of the situation shall have been given to the Company by the Agent at the request of the Required Banks;

              (h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorgani-zation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

              (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

              (j) a final judgment for the payment of money in excess of $50,000,000 shall have been entered against the Company or any Subsidiary, and the Company or such Subsidiary shall not have satisfied the same within 30 days, or caused execution thereon to be stayed within 30 days, and such failure to satisfy or stay such judgment shall remain unremedied for 5 days after notice thereof shall have been given to the Company by the Agent at the request of the Required Banks;

              (k) notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the fore-going; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

              (l) during any two-year period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new director whose election by the Board of Directors or whose nomination for election by the stock-holders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

              (m) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) (other than an employee benefit or stock ownership plan of the Company) shall have acquired, directly or indirectly, shares of capital stock (whether common or preferred or a combination thereof) having ordinary voting power to elect a majority of the Board of Directors of the Company;

then, and in every such event, the Agent shall, if requested by the Required Banks, (i) by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) by notice to the Company declare the Notes, interest accrued thereon and all other amounts payable hereunder to be, and the same shall thereupon become, immediately due and payable without present-ment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the event of an actual or deemed entry of an order for relief with respect to the Company under the federal bankruptcy laws as now or hereafter in effect, without any notice to the Company or any other act by the Agent or the Banks, the Total Commitments shall thereupon terminate and the Notes, interest accrued thereon and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.


                                ARTICLE VII

                                 THE AGENT

              SECTION 7.01. Appointment and Authorization. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto; provided, however, that the Agent shall not commence any legal action or proceeding before a court of law on behalf of any Bank without such Bank's prior consent.

              SECTION 7.02.  Agent and Affiliates.  Morgan
Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder. With respect to its Commitment and Loans made by it, Morgan Guaranty Trust Company of New York (and any successor acting as the Agent), in its capacity as a Bank hereunder, shall have the same rights and obligations hereunder as any other Bank and may exercise (or be subject to) the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Morgan Guaranty Trust Company of New York (and any successor acting as the Agent) in its capacity as a Bank.

              SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

              SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

              SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness (except for its own due execution and delivery) or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connec-tion herewith. The Agent shall not incur any liability by acting in reasonable reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

              SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

              SECTION 7.07.  Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon the Agent, any Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

              SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Company shall, with the consent of the Required Banks, have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

              SECTION 7.09.  Agent's Fee.  The Company shall pay
to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.


                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

              SECTION 8.01.  Increased Cost and Reduced Return;
Capital Adequacy.  (a) If after the date hereof, a Change in Law:

              (i) shall subject any Bank to any tax, duty or other charge with respect to its Eurodollar Loans or its Note, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable Lending Office imposed by any jurisdiction in which such Bank's principal executive office or applicable Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System pursuant to Regulation D or otherwise) against assets of, deposits with or for the account of, or credit extended by, any Bank or shall impose on any Bank or the London interbank market any other condition affecting such Bank's Eurodollar Loan or its Note;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any such Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank in the form of the certificate referred to in
Section 8.01(c) (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Company shall not be required to pay any such compensation with respect to any period prior to the 30th day before the date of any such demand.

              (b) Without limiting the effect of Section 8.01(a) (but without duplication), if any Bank determines at any time after the Closing Date that a Change in Law will have the effect of increasing the amount of capital required to be maintained by such Bank (or its Parent) based on the existence of such Bank's Loans, Commitment and/or other obligations hereunder, then the Company shall pay to such Bank, within 15 days after its written demand therefor, in the form of the certificate referred to in
Section 8.01(c) (with a copy to the Agent), such additional amounts as shall be required to compensate such Bank for any reduction in the rate of return on capital of such Bank (or its Parent) as a result of such increased capital requirement; provided that the Company shall not be required to pay any such compensation with respect to any period prior to the 30th day before the date of any such demand; provided further, however, that to the extent (i) a Bank shall increase its level of capital above the level maintained by such Bank on the date of this Agreement and there has not been a Change in Law or (ii) there has been a Change in Law and a Bank shall increase its level of capital by an amount greater than the increase attributable (taking into consideration the same variables taken into consid-eration in determining the level of capital maintained by such Bank on the date of this Agreement) to such Change in Law, the Company shall not be required to pay any amount or amounts under this Agreement with respect to any such increase in capital. Thus, for example, a Bank which is "adequately capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Bank) may not require the Company to make payments in respect of increases in such Bank's level of capital made under the circumstances described in clause (i) or (ii) above which improve its capital position from "adequately capitalized" to "well capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Bank).

              (c) Each Bank will promptly notify the Company of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section 8.01 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 8.01 and setting forth the additional amount or amounts to be paid to it hereunder and setting forth the basis for the determination thereof shall be conclusive in the absence of manifest error. In determining such amount, such Bank shall act reasonably and in good faith, and may use any reasonable averaging and attribution methods.

              (d) Upon receipt of notice by any Bank pursuant to clause (c) above, the Company shall have the right, exercisable upon ten Business Days' prior notice to such Bank through the Agent, to terminate the Commitment in full of such Bank (a "Retiring Bank"). The effectiveness of the termination of the

Commitment of a Retiring Bank pursuant to this Section 8.01(d) shall be subject to the satisfaction of the following conditions:

                   (i) in the event that on such effective date there shall be any Loans outstanding hereunder, the Company shall have prepaid on such date the aggregate principal amount of such Loans held by the Retiring Bank only; and

                   (ii) in addition to the payment of the
         principal of the Loans held by the Retiring Bank pursuant to clause (i) above, the Company shall have paid such Retiring Bank all accrued interest thereon, and Facility Fee and any other amounts then payable to it hereunder and under the Note or Notes held by such Retiring Bank, including, without limitation, all amounts payable by the Company to such Bank under
         Section 2.13 by reason of the prepayment of Loans pursuant to clause (i) with respect to the period ending on such effective date; provided that the provisions of this Section 8.01, Section 8.04 and
         Section 9.04 shall survive for the benefit of any Retiring Bank.

              Upon satisfaction of the conditions set forth in clauses (i) and (ii) above, such Bank shall cease to be a Bank hereunder.

              SECTION 8.02. Substitute Rate. Anything herein to the contrary notwithstanding, if within 2 Business Days prior to the first day of an Interest Period none of the Reference Banks is, for any reason whatsoever, being offered Dollars for deposit in the Eurodollar market for a period and amount relevant to the computation of the rate of interest on such Eurodollar Loan for such Interest Period, the Agent shall give the Company and each Bank prompt notice thereof and on what would otherwise be the first day of such Interest Period such Loans shall be made as Base Rate Loans.

              SECTION 8.03. Illegality. (a) Notwithstanding any other provision herein, if, after the Closing Date, a Change in Law shall make it unlawful or impossible for any Bank to
(i) honor any Commitment it may have hereunder to make any Eurodollar Loan, then such Commitment shall be suspended, or
(ii) maintain any Eurodollar Loan, then all Eurodollar Loans of such Bank then outstanding shall be converted into Base Rate Loans as provided in Section 8.03(b), and any remaining Commitment of such Bank hereunder to make Eurodollar Loans (but not other Loans) shall be immediately suspended, in either case until such Bank may again make and/or maintain Eurodollar Loans (as the case may be), and borrowings from such Bank, at a time when borrowings from the other Banks are to be of Eurodollar Loans, shall be made, simultaneously with such borrowings from the other Banks, by way of Base Rate Loans. Upon the occurrence of any such change, such Bank shall promptly notify the Company thereof (with a copy to the Agent), and shall furnish to the Company in writing evidence thereof certified by such Bank. Before giving any notice pursuant to this Section 8.03, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Bank, be otherwise disadvan-tageous to such Bank.

              (b)  Any conversion of any outstanding Eurodollar
Loan which is required under this Section 8.03 shall be effected immediately (or, if permitted by applicable law, on the last day of the Interest Period therefor).

              SECTION 8.04. Taxes on Payments. (a) All payments in respect of the Loans shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, assessments or governmental charges imposed by the United States of America, or any political subdivision or taxing authority thereof or therein (all such taxes being hereinafter called "Taxes"), except as expressly provided in this Section 8.04. If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to any Bank, then the Company shall (i) increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of such Bank, and (iii) as promptly as possible thereafter, send such Bank evidence showing payment thereof, together with such additional documentary evidence as such Bank may from time to time require. If the Company fails to perform its obligations under (ii) or (iii) above, the Company shall indemnify such Bank for any incremental taxes, interest or penalties that may become payable as a result of any such failure; provided, however, that the Company will not be required to make any payment to any Bank under this Section 8.04 if withholding is required in respect of such Bank by reason of such Bank's inability or failure to furnish under subsection (b) an extension or renewal of a Form 1001 or Form 4224 (or successor form), as applicable, unless such inability results from an amendment to or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in an applicable tax treaty), which amendment or change becomes effective after the date hereof.

              (b) Each Bank that is not incorporated in the United States of America or a state thereof agrees that it shall deliver to the Company (with a copy to the Agent) (i) at least 10 Business Days prior to the first interest payment date two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, as appropriate, indicating that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) from time to time, such extensions or renewals of such forms (or successor forms) as may reasonably be requested by the Company but only to the extent such Bank determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives and (iii) in the event of a transfer of any Loan to a subsidiary or affiliate of such Bank, a new Internal Revenue Service Form 1001 or 4224 (or any successor form), as the case may be, for such subsidiary or affiliate. The Company and the Agent shall each be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.


                                ARTICLE IX

                               MISCELLANEOUS

              SECTION 9.01 New Banks. Upon the termination of a Bank's Commitment pursuant to Section 8.01(d), the Company may notify the Agent and the Banks that it desires to replace such Retiring Bank with a new bank or banks (which may be one or more of the Banks); provided, however, that such new bank(s) will not have incremental Commitment(s) aggregating more than the Commitment of the Retiring Bank being replaced. Such notice shall identify such bank, the amount of its proposed Commitment and the proposed effective date of its inclusion hereunder. Upon such proposed date, with the consent of Required Banks, such bank shall become a Bank hereunder for all purposes and to the same effect as if set forth on the signature pages hereof, subject to its execution and delivery to the Agent of at least one counterpart of this Agreement (which shall be deemed to include all amendments thereto) and the execution and delivery by the Agent and the Company of each such counterpart. The Company and the Agent shall make appropriate arrangements so that Notes are issued to such Bank reflecting its Commitment.

              SECTION 9.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy, facsimile transmission or similar writing) and shall be given to such party (x) in the case of the Company or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communi-cation is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when received at the address or telecopier number speci-fied in this Section; provided that notices to the Agent under
Article II or VIII shall not be effective until received.

              SECTION 9.03. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

              SECTION 9.04.  Expenses; Documentary Taxes;
Indemnification. (a) The Company shall pay (i) the reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of this Agreement and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

              (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and reasonable expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in response to or in defense of any investigative, administrative or judicial proceeding brought or threatened against the Agent or any Bank relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

              SECTION 9.05. Pro Rata Treatment. Except as expressly provided in this Agreement, (a) each borrowing from, and change in the Commitments of, the Banks shall be made pro rata according to their respective Commitments, and (b) each payment and prepayment on the Loans shall be made to all the Banks, pro rata in accordance with the unpaid principal amount of the Loans held by each of them.

              SECTION 9.06. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (except as contemplated by Section 2.13 or Article VIII), receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company, other than its indebtedness under the Notes.

              SECTION 9.07.  Amendments and Waivers.  Any
provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by the Company and all the Banks, (i) subject any Bank to any additional obligation, except as provided in Section 2.11, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for termination of any Commitment or (iv) change the percentage of Loans or Total Commitments that shall be required for the Banks or any of them to take any action under this Section 9.07 or any other provision of this Agreement.

              SECTION 9.08.  Successors and Assigns;
Participations; Novation.

              (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that except in accordance with
Section 5.07, the Company may not assign or transfer any of its rights or obligations under this Agreement without the consent of all Banks.

              (b) Any Bank may at any time sell to one or more banks or other financial institutions (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, the Commitment of such Bank hereunder, and any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of its Note or Notes for all purposes under this Agreement and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which a Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obliga-tions of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modi-fication, amendment or waiver of this Agreement described in clauses (i), (ii) or (iii) of Section 9.07 affecting such Parti-cipant without the consent of the Participant; provided further that such Participant shall be bound by any waiver, amendment or other decision that all Banks shall be required to abide by pursuant to a vote by Required Banks. Subject to the provisions of Section 9.08(d), the Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (g) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

              (c) Any Bank may at any time sell to one or more banks or financial institutions (each a "Purchaser") all or a portion of its rights and obligations under this Agreement and the Notes; provided that the minimum sale permitted under this
Section 9.08(c) is $10,000,000. Each Purchaser shall assume all such rights and obligations pursuant to an Assignment and Assumption Agreement executed by such Purchaser, such transferor Bank and the Company. No interest may be sold by a Bank pursuant to this subsection (c), except to an affiliate of such Bank, without the consent of the Company, which consent shall not be unreasonably withheld. Each Purchaser shall be bound by any waiver, amendment or other decision that all Banks shall be required to abide by pursuant to a vote by Required Banks. In no event shall (i) any Commitment of a transferor Bank (together with the Commitment of any affiliate of such Bank), after giving effect to any sale pursuant to this subsection (c), be less than $10,000,000, or (ii) any Commitment of a Purchaser (together with the Commitment of any affiliate of such Purchaser), after giving effect to any sale pursuant to this subsection (c), be less than $10,000,000 or not be in multiples of $1,000,000 except in each case as may result upon the transfer by a Bank of its Commitment in its entirety. Upon (I) execution of an Assignment and Assumption Agreement, (II) delivery by the transferor Bank of an executed copy thereof, together with notice that the payment referred to in clause (III) below shall have been made, to the Company and the Agent, (III) payment by such Purchaser to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchaser and (IV) if the Purchaser is organized under the laws of any jurisdiction other than the United States or any state thereof, evidence satisfactory to the Agent and the Company of compliance with the provisions of Section 9.08(f), such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a correspondent extent, and no further consent or action by the Company, the Banks or the Agent shall be required to effectuate such transfer. Upon the consummation of any transfer to a Purchaser pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the transferor Bank and such Purchaser. In connection with any such assignment, the Purchaser or the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

              (d) No Purchaser, Participant or other transferee (including any successor Lending Office) of any Bank's rights shall be entitled to receive any greater payment under Section
8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.01 or 8.03 requiring such Bank to desig-nate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

              (e) Each Bank may, upon the written consent of the Company, which consent shall not be unreasonably withheld, disclose to any Participant or Purchaser (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company that has been delivered to such Bank by the Company pursuant to this Agreement or that has been delivered to such Bank by the Company in connec-tion with such Bank's credit evaluation prior to entering into this Agreement, subject in all cases to agreement by such Trans-feree or prospective Transferee to comply with the provisions of
Section 9.16.

              (f)  If pursuant to subsection (c) of this
Section 9.08, any interest in this Agreement or any Note is transferred to any Purchaser that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Purchaser, concur-rently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Purchaser in respect of the Loans and (ii) to furnish to each of the transferor Bank, the Agent and the Company two duly completed copies of the forms required by
Section 8.04(b)(i).

              (g)  Notwithstanding any provision of this Section
9.08 to the contrary, any Bank may assign or pledge any of its rights and interests in the Loans to a Federal Reserve Bank without the consent of the Company.

              SECTION 9.09. Visitation. Subject to restrictions imposed by applicable security clearance regulations, the Company will upon reasonable notice permit representatives of any Bank at such Bank's expense to visit any of its major properties and to discuss its affairs and finances with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

              SECTION 9.10. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in the extension or maintenance of the credit provided for in this Agreement.

              SECTION 9.11 Usury. Anything herein to the contrary notwithstanding, the obligations of the Company under this Agreement shall be subject to the limitation that payments of interest for the account of any Bank shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Bank limiting rates of interest which may be charged or collected by such Bank.

              SECTION 9.12 Reference Banks. If any Reference Bank assigns its rights and obligations hereunder and under the Notes to an unaffiliated institution, the Agent shall, in consultation with the Company, and with the consent of the Required Banks, appoint another Bank to act as a Reference Bank hereunder. If the Commitment of any Bank (which is also a Reference Bank) is terminated pursuant to the terms of this Agreement, the Company may, in consultation with the Agent, and with the consent of the Required Banks, appoint a replacement Reference Bank.

              SECTION 9.13. Governing Law; Submission to Juris-diction. This Agreement and each Note shall be governed by and construed in accordance with the internal laws of the State of New York. Each of the Company, the Agent and the Banks hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Agent and the Banks irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              SECTION 9.14. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

              SECTION 9.15   WAIVER OF JURY TRIAL.  EACH OF THE
COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY
AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

              SECTION 9.16. Confidentiality. Each Bank agrees to exercise all reasonable efforts to keep any information delivered or made available by the Company to it that is clearly indicated to be confidential information or private data confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering this Agreement and the transactions contemplated hereby. Nothing herein shall prevent any Bank from disclosing such information
(i) to any other Bank, (ii) to its affiliates, officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (v) which has been publicly disclosed, (vi) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, the Company or their respective affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder and (viii) with the prior written consent of the Company. The use of the term "confidential" in this Section 9.16 is not intended to refer to data classified by the government of the United States under laws and regulations relating to the handling of data, but is intended to refer to information and other data regarded by the Company as private.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             LOCKHEED CORPORATION



                             By ______________________________
                                Name:   Walter E. Skowronski

                                Title:  Vice President and
                                        Treasurer



                             By ______________________________
                                Name:   Carol R. Marshall

                                Title:  Vice President


                             4500 Park Granada Blvd.
                             Calabasas, CA 91399
                             Telex number:  797847 UD
                             Telecopy number: (818) 876-2329



                             MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as Agent


                             By ____________________________
                                Title:


                             60 Wall Street
                             New York, New York  10260
                             Telex Number:  177615



Commitment

$ 55,000,000                 MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK


                             By /s/ Diana H. Imhof
                                ____________________________
                                Title: Associate

                             Co-Agents:


$ 40,000,000                 BANK OF AMERICA NATIONAL TRUST &
                             SAVINGS ASSOCIATION


                             By /s/ L. Kannegieter
                                ____________________________
                                Title: Vice President



$ 40,000,000                 BANKERS TRUST COMPANY


                             By /s/ Edward G. Benedict
                                ____________________________
                                Title: Vice President



$ 40,000,000                 THE CHASE MANHATTAN BANK, N.A.


                             By /s/ Dawn Lee Lum
                                ____________________________
                                Title: Vice President



$ 40,000,000                 NATIONAL WESTMINSTER BANK PLC


                             By /s/ Gary A. Miller
                                ___________________________
                                Title: Senior Vice President



$ 40,000,000                 THE FIRST NATIONAL BANK OF CHICAGO


                             By /s/ L. Gene Beube
                                ____________________________
                                Title: Senior Vice President



$ 40,000,000                 THE INDUSTRIAL BANK OF JAPAN


                             By /s/ Kazutaka Kiyoto
                                ____________________________
                                Title: Senior Vice President

$ 40,000,000                 CHEMICAL BANK


                             By /s/ Richard Stewart
                                ____________________________
                                Title: Vice President



$ 40,000,000                 CITICORP USA, INC.


                             By /s/ Barbara A. Cohen
                                ____________________________
                                Title: Vice President



$ 40,000,000                 THE BANK OF NOVA SCOTIA


                             By /s/ Chris Johnson
                                ____________________________
                                Title: Representative


                             By /s/ M. Van Otterloo
                                ____________________________
                               Title: Senior Relationship Manager




$ 40,000,000                 CREDIT SUISSE


                             By /s/ S. Flynn
                                ____________________________
                               Title: Member of Senior Management


                             By /s/ M. Palenzuela
                                ____________________________
                               Title: Member of Senior Management



$ 40,000,000                 CANADIAN IMPERIAL BANK OF COMMERCE


                             By /s/ R. Wagner
                                ____________________________
                                Title: Vice President

$ 40,000,000                 SWISS BANK CORPORATION,
                             SAN FRANCISCO BRANCH


                             By /s/ Marcia Burkey
                                ____________________________
                                Title: Director Merchant Banking


                             By /s/ J. Dillon
                                ____________________________
                                Title: Director Merchant Banking



$ 40,000,000                 BARCLAYS BANK PLC


                             By /s/ Douglas A. Butler
                                ____________________________
                                Title: Associate Director


                             By ____________________________
                                Title:


$ 40,000,000                 THE BANK OF NEW YORK


                             By /s/ Robert Louk
                                ____________________________
                                Title: Vice President



$ 40,000,000                 NATIONSBANK OF TEXAS, N.A.


                             By /s/ M. M. Shafroth
                                ____________________________
                                Title: Senior Vice President



$ 40,000,000                 CREDIT LYONNAIS LOS ANGELES BRANCH


                             By /s/ F. Coussot
                                ____________________________
                                Title: Vice President


                             CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                             By /s/ R. Ivosevich
                                ____________________________
                                Title: Authorized Signature

$ 40,000,000                 FIRST INTERSTATE BANK OF CALIFORNIA


                             By /s/ Gregory P. Brown
                                ____________________________
                                Title: Vice President


                             By /s/ Daniel Hom
                                ____________________________
                                Title: Vice President




                             Lead Managers:



$ 25,000,000                 TRUST COMPANY BANK


                             By /s/ Catherine L. Trense
                                ____________________________
                                Title: Vice President


                             By /s/ Mark W. James
                                ____________________________
                                Title: Assistant Vice President



$ 25,000,000                 BANQUE NATIONALE DE PARIS


                             By /s/ C. Morio
                                ____________________________
                                Title: Senior Vice President
                                        and Manager

                             By /s/ P. Mansoorian
                                ____________________________
                                Title: Assistant Vice President



$ 25,000,000                 DEUTSCHE BANK AG LOS ANGELES AND/OR
                             CAYMAN ISLANDS BRANCHES


                             By /s/ Michael U. Hotze
                                ____________________________
                                Title: Managing Director


                             By /s/ J. Scott Jessup
                                ____________________________
                                Title: Vice President

$ 25,000,000                 MELLON BANK, N.A.


                             By /s/ Edwin H. Wiest
                                ____________________________
                                Title: First Vice President



$ 25,000,000                 THE LONG-TERM CREDIT BANK OF JAPAN,
                             LTD., LOS ANGELES AGENCY


                             By /s/ M. Uematsu
                                ____________________________
                                Title: Deputy General Manager



$ 25,000,000                 ROYAL BANK OF CANADA


                             By /s/ Brian W. Dixon
                                ____________________________
                                Title: Senior Manager



$ 25,000,000                 THE SUMITOMO BANK, LIMITED


                             By /s/ H. Amano
                                ____________________________
                                Title: General Manager




                             Banks:


$ 15,000,000                 KREDIETBANK N.V., GRAND CAYMAN
                              BRANCH


                             By /s/ R. Snauffer
                                ____________________________
                                Title: Vice President


                             By /s/ K. McCarthy
                                ____________________________
                                Title: Vice President

$ 15,000,000                 BERLINER HANDELS-UND FRANKFURTER
BANK


                             By /s/ David C. Graenkel
                                ____________________________
                                Title: Vice President


                             By /s/ Joy Robin
                                ____________________________
                                Title: Assistant Treasurer



$ 15,000,000                 ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO, SpA


                             By /s/ Donald W. Brown
                                ____________________________
                                Title: Branch Manager


                             By /s/ Glen Binder
                                ____________________________
                                Title: Vice President



$ 15,000,000                 GULF INTERNATIONAL BANK B.S.C.


                             By /s/ Thomas E. Fitzherbert
                                ____________________________
                                Title: Vice President


                             By /s/ Abdel-Fattah tahoun
                                ____________________________
                                Title: Senior Vice President



$ 15,000,000                 BANK SOUTH, N.A.


                             By /s/ W. W. Tucker
                                ____________________________
                                Title: Corporate Banking Officer



$ 15,000,000                 WACHOVIA BANK OF GEORGIA, N.A.


                             By /s/ Terry L. Akins
                                ____________________________
                                Title: Senior Vice President

Total Commitments:

      $1,000,000,000

                                   SCHEDULE I

                                    Pricing



          The Margin (applicable only to Eurodollar Loans) and the Facility Fee shall be as specified below (in basis points per annum) under the column that identifies the lower rating of the Company's two highest senior unsecured long-term debt ratings as of the date of determination, by any two Rating Agencies (one of which must be S&P or Moody's). If only two ratings exist, the lower of the two shall apply; however, if the lower rating is more than one rating level below the higher rating, pricing shall be based on one level above the lower rating.

                                                     Lower than
                                        BBB/Baa2     BBB-/Baa3
            A/A2                            or           or
        or higher   A-/A3   BBB+/Baa1  BBB-/Baa3      unrated

Facility
  Fee       10.0     12.50      15.0      20.0         35.0

Margin      22.50    22.50      27.50     35.0         40.0

                                                       EXHIBIT A


                            NOTICE OF BORROWING

          Pursuant to that certain $1,000,000,000 Amended and Restated Loan Agreement dated September 15, 1994 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Loan Agreement) among Lockheed Corporation, a Delaware corporation (the "Company"), the banks listed therein (the "Banks"), and Morgan Guaranty Trust Company of New York, as agent for the Banks (the "Agent"), this represents the Company's request to

          ___  borrow on ___________, 19__ $__________ from the
               Banks on a pro rata basis as Base Rate Loans.

          ___  borrow on ___________, 19__ $__________ from the
               Banks on a pro rata basis as Eurodollar Loans. The Interest Period for such Eurodollar Loans is requested to be a [one][two][three][six] month period.

The proceeds of such Loans are to be deposited in the Company's account heretofore designated to the Agent.

          Each of the undersigned, to the best of his or her knowledge, and the Company certify that (i) no Event of Default has occurred and is continuing; (ii) except as otherwise described by the Company in a writing to the Agent and waived by Required Banks, the representations of the Company contained in
Article IV of the Loan Agreement (other than Sections 4.05(a),
4.14 and the last sentence of Section 4.04 thereof) and in any writing furnished to the Agent pursuant to the terms of the Loan Agreement are true on and as of the date hereof with the same force and effect as if made on the date hereof; and (iii) except as described by the Company in writing to the Agent and waived by Required Banks, no lawsuit or proceeding is pending, or threatened, against the Company or any Consolidated Subsidiary which is reasonably likely to have a material adverse effect upon the financial condition of the Company and the Consolidated Subsidiaries or upon the ability of the Company to carry out the transactions contemplated by the Loan Agreement.

DATED: ________________________


                                   LOCKHEED CORPORATION

                                   By: __________________________
                                   Title: _______________________


                                   By: __________________________
                                   Title: _______________________

                                                        EXHIBIT B


                     NOTICE OF CONVERSION/CONTINUATION


          Pursuant to that certain $1,000,000,000 Amended and Restated Loan Agreement dated September 15, 1994 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Loan Agreement) among Lockheed Corporation, a Delaware corporation (the "Company"), the banks listed therein (the "Banks") and Morgan Guaranty Trust Company of New York, as agent for the Banks (the "Agent"), this represents the Company's request to

        ___ convert $____________ in principal amount of presently outstanding Base Rate Loans to Eurodollar Loans on
     _________________, 19__; the Interest Period for such
     Eurodollar Loans is requested to be a [one][two][three][six] month period.

        ___ continue as Eurodollar Loans $__________ in principal amount of presently outstanding Loans with an Interest Period ending on _____________, 19__; the Interest
     Period for such Eurodollar Loans commencing on the last day of such Interest Period is requested to be a [one][two][three][six] month period.

        ___ convert $___________ in principal amount of presently outstanding Eurodollar Loans with an Interest
     Period ending on __________, 19__ to Base Rate Loans at the end of such Interest Period.



DATED: ________________


                                   LOCKHEED CORPORATION



                                   By: _________________________
                                   Title: ______________________

                                   By: _________________________
                                   Title: ______________________

                                                  EXHIBIT C


                                   NOTE

                                        New York, New York
                                        September 15, 1994

          For value received, LOCKHEED CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________ (the "Bank"), [for the account of its Lending Office,] the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Loan Agreement referred to below on the Commitment Termination Date. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

          This note is one of the Notes referred to in the $1,000,000,000 Amended and Restated Loan Agreement dated September 15, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   LOCKHEED CORPORATION



                                   By: _________________________
                                   Title: ______________________



                                   By: _________________________
                                   Title: ______________________

                      LOANS AND PAYMENTS OF PRINCIPAL



_________________________________________________________________

                                  Amount of
               Amount of          Principal         Notation
  Date           Loan              Repaid           Made By
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

                                                  EXHIBIT D


                                OPINION OF
                              SPECIAL COUNSEL
                              FOR THE COMPANY


                                   [Dated as provided in
                                    Section 3.01 of the
                                    Loan Agreement]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust
  Company of New York, as Agent

          Re:  Lockheed Corporation $1,000,000,000 Amended and
               Restated Loan Agreement dated September 15, 1994


Ladies and Gentlemen:

          We have acted as special counsel to Lockheed Corpora-tion (the "Company") in connection with the $1,000,000,000 Amended and Restated Loan Agreement (the "Loan Agreement") dated September 15, 1994 by and among the Company, the Banks listed on the signature pages of the Loan Agreement (the "Banks") and Morgan Guaranty Trust Company of New York, as agent (the "Agent"). This opinion is rendered to you in compliance with
Section 3.01(d) of the Loan Agreement. Terms defined in the Loan Agreement are used herein as therein defined.

          In our capacity as such counsel, we have examined, among other things, originals or copies identified to our satis-faction as being true copies of the Loan Agreement and such records, documents and other instruments as in our judgment are necessary and appropriate to enable us to render the opinions expressed below.

          On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, we are of the opinion that:

          (i) the execution, delivery and performance by the Company of the Loan Agreement and the issuance of the Notes in accordance therewith are within the Company's corporate powers and have been duly authorized by all necessary corporate action;

          (ii) the Loan Agreement constitutes a legally valid and binding obligation of the Company and the Notes constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

          (iii) neither the execution and delivery of the Loan Agreement and the Notes nor the payment of amounts due thereunder will conflict with any present Federal, California or New York statute, rule or regulation that we would, in our experience, reasonably recognize as directly applicable to the Company or to transactions of the type contemplated by the Loan Agreement, or the General Corporation Law of the State of Delaware.

          Our opinions in paragraph (ii) above as to the validity, binding effect and enforceability of the Loan Agreement and the Notes are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; (c) public policy considerations or court decisions which may limit the rights of the Banks to obtain indemnification; and (d) the unenforceability under certain circumstances of provisions imposing penalties or an increase in interest rate upon delinquency in payment or the occurrence of a default.

          In rendering the foregoing opinion, we have assumed that the Loan Agreement has been duly authorized, executed and delivered by the Banks and is the legally valid and binding obligation of the Banks.

          We express no opinion on the laws of any jurisdiction except those of California, New York and the United States, and the General Corporation Law of the State of Delaware.

          This opinion is furnished solely for your benefit and may not be relied upon, nor may copies be delivered to, any other person without our prior written consent.

                              Very truly yours,

                                                  EXHIBIT E


                                OPINION OF
                          COUNSEL FOR THE COMPANY



                                   [Dated as provided in
                                    Section 3.01 of the
                                    Loan Agreement]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust
  Company of New York, as Agent

Dear Sirs:

          This opinion is furnished to you pursuant to
Section 3.01(d) of the $1,000,000,000 Amended and Restated Loan Agreement (the "Loan Agreement") dated September 15, 1994 among Lockheed Corporation (the "Company"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Loan Agreement are used herein as therein defined.

          I am [Assistant] General Counsel of the Company and in this capacity I am generally familiar with legal and governmental proceedings to which the Company or any of its Subsidiaries is a party.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware without limitation on the duration of its existence, is in good standing therein and in the State of California, and the Company has corporate power to enter into and perform the Loan Agreement and to borrow and issue the Notes as contemplated by the Loan Agreement.

          2. The execution and delivery by the Company of the Loan Agreement, the issuance of Notes in accordance therewith and the performance by the Company of its obligations under the Loan Agreement and the Notes do not contravene the Company's Certificate of Incorporation or By-laws or any indenture, agreement, instrument, judgment or order known to me to which the Company is a party or by which it or any of its material assets or properties may be bound or affected.

          3. The Company has taken all corporate action necessary to authorize its execution and delivery of the Loan
Agreement and the Notes and the consummation of the transactions contemplated thereby.

          4. There are to the best of my knowledge no suits, actions, or proceedings pending or threatened against or affect-ing the Company or any Consolidated Subsidiary the adverse determination of which is reasonably likely to occur, and if so adversely determined would have a material adverse effect on the consolidated financial condition of the Company and the Consolidated Subsidiaries.

          5. No consent, approval, authorization, permit or license from, or registration or filing with, any United States, state or other regulatory authority is required in connection with the making of the Loan Agreement or the making or payment of the Notes, with the exception of routine periodic filings made under the Exchange Act and the filing of International Capital Form CQ-1 with the Federal Reserve Bank of New York.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon or furnished to any other person without my prior written consent.

                                   Very truly yours,

                                                  EXHIBIT F


                                OPINION OF
                          DAVIS POLK & WARDWELL,
                       SPECIAL COUNSEL FOR THE AGENT


                                   [Dated as provided in
                                    Section 3.01 of the
                                    Loan Agreement)


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust
  Company of New York, as Agent

Dear Sirs:

          We have participated in the preparation of the $1,000,000,000 Amended and Restated Loan Agreement (the "Loan Agreement") dated September 15, 1994 among Lockheed Corporation, a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Loan Agreement. Terms defined in the Loan Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Company of the Loan Agreement and the issuance of the Notes in accordance with the Loan Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Loan Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                   Very truly yours,

                                                  EXHIBIT G



                    ASSIGNMENT AND ASSUMPTION AGREEMENT




          AGREEMENT dated as of _________, 19__ among [ASSIGNOR]
(the "Assignor"), [ASSIGNEE] (the "Assignee") and LOCKHEED
CORPORATION (the "Company").


                            W I T N E S S E T H

          WHEREAS, this Assignment and Assumption Agreement (the "Assignment") relates to the $1,000,000,000 Amended and Restated Loan Agreement dated September 15, 1994 among the Company, the Assignor and the other Banks party thereto, as Banks, and Morgan Guaranty Trust Company of New York, as Agent (the "Loan Agreement");

          WHEREAS, as provided under the Loan Agreement, the Assignor has a Commitment to make Loans to the Company in an aggregate principal amount not to exceed $______________;

          WHEREAS, Loans made to the Company by the Assignor under the Loan Agreement in the aggregate principal amount of $____________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Loan
Agreement and its Notes in respect of a portion of its Commitment and its Loans thereunder in an amount equal to $_________ (the
"Assigned Amount")(1) and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Definitions.  All capitalized terms not
otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under

_____________________
(1) If any amount is retained by the Assignor, the Assigned Amount must equal at least $10,000,000 (and multiples of $1,000,000 in excess thereof) and the retained amount must equal at least $10,000,000 the Loan Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee and the Company, and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Loan Agreement with a Commitment and Loans outstanding thereunder in an amount equal to the Assigned Amount, and
(ii) the Commitment and the Loans of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(2) It is under-stood that Facility Fees accrued to the date hereof with respect to the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4. Consent of the Company. This Agreement is conditioned upon the consent of the Company pursuant to Section 9.08(c) of the Loan Agreement. The execution of this Agreement by the Company is evidence of this consent. No consent of the Company is required if the Assignee is an affiliate of Assignor. Pursuant to Section 9.08(c), the Company agrees to execute and deliver a Note payable to the order of Assignee and, if necessary, the Assignor to evidence the assignment and assumption provided for herein.

          SECTION 5.  Agreement of Assignee.  The Assignee
(i) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan

________________________
(2) Amount should comvine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net (at the option of the Assignor) of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in any appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank [and] (iii) agrees that upon the effectiveness of this Assignment, it shall be bound by any waiver, consent, amendment or other action relating to the Loan Agreement taken thereunder, by Required Banks which by the terms of the Loan Agreement is binding on all Banks [; and
(iv) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to made to the Assignee under the Loan Agreement, such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty or a letter certifying that Assignee is not entitled to any such exemption or reduced rate.](3)

          SECTION 6. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Loan Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

          SECTION 7.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of New York.

          SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.






________________________________
(3) If the Assignee is organized under the laws of a jurisdiction outside the United States.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]



                              By:___________________________
                                 Title:


                              [ASSIGNEE]



                              By:___________________________
                                 Title:


                              LOCKHEED CORPORATION



                              By:___________________________
                                 Title: